News Release

Contact: Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER EARNINGS,
HIGHLIGHTED BY STRONG EARNINGS
Clearfield, Pennsylvania – April 15, 2019

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the first quarter of 2019. Highlights include the following:

•Net income of $9.5 million, or $0.62 per share, in the first quarter of 2019, compared to net income of $7.1 million, or $0.46 per share, in the first quarter of 2018.
•Annualized returns on average assets and equity of 1.17% and 14.24%, respectively, for the quarter ended March 31, 2019, compared to 1.00% and 11.61%, respectively, for the quarter ended March 31, 2018.
•Net interest margin on a fully tax-equivalent basis of 3.70% and 3.72% for the quarters ended March 31, 2019 and 2018, respectively.
•Loans of $2.53 billion as of March 31, 2019, compared to loans of $2.28 billion as of March 31, 2018, representing organic loan growth of 11.0%.
•Deposits of $2.66 billion as of March 31, 2019, compared to deposits of $2.21 billion as of March 31, 2018, representing organic deposit growth of 20.2%.
•Total households serviced as of March 31, 2019, were 65,081 compared to 59,267 households at March 31, 2018, representing an organic increase of 9.8%.
•Book value per share of $18.04 as of March 31, 2019, an increase of 12.6% compared to book value per share of $16.02 as of March 31, 2018, and tangible book value per share of $15.46 as of March 31, 2019, an increase of 15.5% compared to tangible book value per share of $13.39 as of March 31, 2018.
•Non-performing assets of $18.8 million, or 0.57% of total assets as of March 31, 2019, compared to $18.5 million, or 0.58% of total assets, as of December 31, 2018, and $20.8 million, or 0.71% of total assets, as of March 31, 2018.

Joseph B. Bower, Jr., President and CEO, stated, "We are pleased with our growth and earnings trajectory, along with the continued improvement in asset quality, as we begin 2019. Our tangible common equity ratio increased by 24 basis points in the first quarter, and we are well-positioned to continue building capital organically as we progress through the remainder of 2019."

Balance Sheet Summary

Total loans grew $250 million, or 11.0%, from $2.28 billion as of March 31, 2018, to $2.53 billion as of March 31, 2019, which was primarily attributable to growth in commercial and industrial loans and residential real estate. Specifically, commercial and industrial loans increased $177.4 million, or 22.9%, and residential real estate loans increased $49.9 million, or 6.9%. The Buffalo market area contributed $125.3 million to the total loan growth.

Total deposits grew $447 million, or 20.2%, from $2.21 billion as of March 31, 2018, to $2.66 billion as of March 31, 2019. New deposit relationships within the Buffalo market area contributed $336.8 million to the total deposit growth.

Net Interest Margin

Net interest margin on a fully tax-equivalent basis was 3.70% and 3.72% for the quarters ended March 31, 2019 and 2018, respectively. The yield on earning assets increased 36 basis points to 4.89% for the quarter ended March 31, 2019, from 4.53% for the quarter ended March 31, 2018. The cost of interest-bearing liabilities increased 45 basis points to 1.39% for the quarter ended March 31, 2019, from 0.94% for the quarter ended March 31, 2018.

Total interest and dividend income for the quarter ended March 31, 2019, increased 25.1% to $36.8 million from $29.4 million for the quarter ended March 31, 2018. Net interest income for the quarter ended March 31, 2019, increased 15.2% to $27.8 million from $24.1 million for the quarter ended March 31, 2018.

Asset Quality

During the quarter ended March 31, 2019, CNB recorded a provision for loan losses of $1.3 million, as compared to a provision for loan losses of $1.6 million for the quarter ended March 31, 2018. Net chargeoffs during the quarter ended March 31, 2019, were $664 thousand, compared to net chargeoffs of $568 thousand for the quarter ended March 31, 2018. CNB Bank net chargeoffs totaled $230 thousand and $45 thousand during the quarters ended March 31, 2019 and 2018, respectively, or 0.04% and 0.01%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation, CNB’s consumer discount company, recorded net chargeoffs totaling $434 thousand and $523 thousand during the quarters ended March 31, 2019 and 2018, respectively.

During the first quarter of 2019, there were no impaired loans that required a significant change in the amount of their specific loan loss reserves. As a result, the recorded provision for loan losses of $1.3 million reflects routine adjustments to impaired loan reserves and increases in general loan loss reserves resulting from CNB’s organic loan growth.

Non-Interest Income

Net realized gains on available-for-sale securities were $148 thousand during the quarter ended March 31, 2019. Due to improvements in equity markets in 2019, net realized and unrealized gains on trading securities increased $786 thousand in the first quarter of 2019 compared to the first quarter of 2018. Excluding the effects of gains associated with the sale of available for sale securities and net realized and unrealized gains, non-interest income for the quarters ended March 31, 2019 and 2018 was $5.2 million and $4.7 million, respectively.

As a result of its continued organic growth, CNB experienced an increase in service charges in deposit accounts of $234 thousand, or 18.8%, in the first quarter of 2019 compared to the first quarter of 2018. Finally, net income attributable to investments in Small Business Investment Companies was $91 thousand in the first quarter of 2019 compared to $12 thousand in 2018, which is reported as a component of other non-interest income.

Non-Interest Expenses

Total non-interest expenses were $21.2 million during the quarter ended March 31, 2019, compared to $19.0 million during the quarter ended March 31, 2018. Salaries and benefits expense increased $1.4 million, or 14.3%, during the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018, primarily as a result of the expansion of staffing levels in several areas during the past twelve months, including business development, risk management, and customer service personnel. The remainder of the increase in non-interest expenses was primarily a result CNB’s continued growth and the servicing of a larger customer base.

Income Tax Expense

Income tax expense increased $833 thousand, or 74.1%, during the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018. CNB’s effective tax rate was 17.1% in the first quarter of 2019 compared to 13.7% in the first quarter of 2018. This increase in the effective tax rate is primarily attributable to a higher percentage of pre-tax net income in the first quarter of 2019 that is not tax-exempt than was recorded in the first quarter of 2018.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $3.3 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 42 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB. All dollars are stated in thousands, except share and per share data.

	(unaudited)
	Three Months Ended
	March 31,

			%
	2019	2018	change
Income Statement
Interest income	$36,753	$29,387	25.1%
Interest expense	8,995	5,287	70.1%
Net interest income	27,758	24,100	15.2%
Provision for loan losses	1,306	1,631	(19.9)%
Net interest income after provision for loan losses	26,452	22,469	17.7%

Non-interest income
Service charges on deposit accounts	1,481	1,247	18.8%
Other service charges and fees	646	618	4.5%
Wealth and asset management fees	1,042	1,030	1.2%
Net realized gains on available-for-sale securities	148	0	NA
Net realized and unrealized gains on trading securities	800	14	5,614.3%
Mortgage banking	239	208	14.9%
Bank owned life insurance	361	400	(9.8)%
Card processing and interchange income	1,029	971	6.0%
Other	407	263	54.8%
Total non-interest income	6,153	4,751	29.5%
Non-interest expenses
Salaries and benefits	10,900	9,535	14.3%
Net occupancy expense of premises	2,866	2,496	14.8%
FDIC insurance premiums	422	298	41.6%
Core Deposit Intangible amortization	165	248	(33.5)%
Card processing and interchange expenses	747	734	1.8%
Other	6,075	5,688	6.8%
Total non-interest expenses	21,175	18,999	11.5%

Income before income taxes	11,430	8,221	39.0%
Income tax expense	1,957	1,124	74.1%
Net income	$9,473	$7,097	33.5%

Average diluted shares outstanding	15,167,828	15,200,979

Diluted earnings per share	$0.62	$0.46	34.8%
Cash dividends per share	$0.170	$0.165	3.0%

Payout ratio	27%	36%

	(unaudited)
	Three Months Ended
	March 31,

	2019	2018
Average Balances
Loans, net of unearned income	$2,502,107	$2,208,282
Investment securities	531,477	419,710
Total earning assets	3,033,584	2,627,992
Total assets	3,246,059	2,831,335
Non interest-bearing deposits	345,688	311,595
Interest-bearing deposits	2,254,517	1,861,909
Shareholders' equity	266,173	244,436
Tangible shareholders' equity (*)	226,773	204,167

Average Yields
Loans, net of unearned income	5.28%	4.82%
Investment securities	3.04%	2.96%
Total earning assets	4.89%	4.53%
Interest-bearing deposits	1.17%	0.63%
Interest-bearing liabilities	1.39%	0.94%

Performance Ratios (annualized)
Return on average assets	1.17%	1.00%
Return on average equity	14.24%	11.61%
Return on average tangible equity (*)	16.71%	13.90%
Net interest margin, fully tax equivalent basis	3.70%	3.72%

Loan Charge-Offs
Net loan charge-offs	$664	$568
Net loan charge-offs / average loans	0.11%	0.10%

	(unaudited)		(unaudited)
	March 31,	December 31,	March 31,	% change versus
	2019	2018	2018	12/31/18	03/31/18

Ending Balance Sheet
Loans, net of unearned income	$2,526,090	$2,474,557	$2,276,124	2.1%	11.0%
Loans held for sale	2,952	367	1,460	704.4%	102.2%
Investment securities	509,250	524,649	425,555	(2.9)%	19.7%
FHLB and other equity interests	11,531	13,183	16,709	(12.5)%	(31.0)%
Other earning assets	2,449	2,236	2,298	9.5%	6.6%
Total earning assets	3,052,272	3,014,992	2,722,146	1.2%	12.1%

Allowance for loan losses	(20,346)	(19,704)	(20,756)	3.3%	(2.0)%
Goodwill	38,730	38,730	38,730	0.0%	0.0%
Core deposit intangible	562	727	1,377	(22.7)%	(59.2)%
Other assets	216,106	186,776	167,386	15.7%	29.1%
Total assets	$3,287,324	$3,221,521	$2,908,883	2.0%	13.0%

Non interest-bearing deposits	$345,386	$356,797	$311,052	(3.2)%	11.0%
Interest-bearing deposits	2,311,973	2,253,989	1,899,003	2.6%	21.7%
Total deposits	2,657,359	2,610,786	2,210,055	1.8%	20.2%

Borrowings	240,005	245,117	356,398	(2.1)%	(32.7)%
Subordinated debt	70,620	70,620	70,620	0.0%	0.0%
Other liabilities	44,381	32,168	26,999	38.0%	64.4%

Common stock	0	0	0	NA	NA
Additional paid in capital	97,139	97,602	96,786	(0.5)%	0.4%
Retained earnings	178,662	171,780	152,872	4.0%	16.9%
Treasury stock	(1,702)	(2,556)	(602)	(33.4)%	182.7%
Accumulated other comprehensive income (loss)	860	(3,996)	(4,245)	NA	NA
Total shareholders' equity	274,959	262,830	244,811	4.6%	12.3%

Total liabilities and shareholders' equity	$3,287,324	$3,221,521	$2,908,883	2.0%	13.0%

Ending shares outstanding	15,239,371	15,207,281	15,285,639

Book value per share	$18.04	$17.28	$16.02	4.4%	12.6%
Tangible book value per share (*)	$15.46	$14.69	$13.39	5.2%	15.5%

Capital Ratios
Tangible common equity / tangible assets (*)	7.26%	7.02%	7.14%
Tier 1 leverage ratio	8.01%	7.87%	8.28%
Common equity tier 1 ratio	9.54%	9.50%	9.58%
Tier 1 risk based ratio	10.35%	10.33%	10.48%
Total risk based ratio	13.18%	13.21%	13.69%

Asset Quality
Non-accrual loans	$17,450	$17,239	$19,750
Loans 90+ days past due and accruing	866	890	475
Total non-performing loans	18,316	18,129	20,225
Other real estate owned	474	418	550
Total non-performing assets	$18,790	$18,547	$20,775

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,227	$8,201	$8,235
Non-performing TDR loans **	4,914	6,425	9,125
Total TDR loans	$13,141	$14,626	$17,360

Non-performing assets / Loans + OREO	0.74%	0.75%	0.91%
Non-performing assets / Total assets	0.57%	0.58%	0.71%
Allowance for loan losses / Loans	0.81%	0.80%	0.91%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(unaudited)		(unaudited)
	March 31,	December 31,	March 31,
	2019	2018	2018

Shareholders' equity	$274,959	$262,830	$244,811
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	562	727	1,377
Tangible common equity	$235,667	$223,373	$204,704

Total assets	$3,287,324	$3,221,521	$2,908,883
Less goodwill	38,730	38,730	38,730
Less core deposit intangible	562	727	1,377
Tangible assets	$3,248,032	$3,182,064	$2,868,776

Ending shares outstanding	15,239,371	15,207,281	15,285,639

Tangible book value per share	$15.46	$14.69	$13.39
Tangible common equity/Tangible assets	7.26%	7.02%	7.14%